EXHIBIT 10.12

AMENDMENT AND EXCHANGE AGREEMENT

THIS AMENDMENT AND EXCHANGE AGREEMENT (this “Agreement”) is entered into on August 19, 2016 (the “Execution Date”) by and between RLJ Entertainment, Inc., a Nevada corporation (the “Company”) and the persons named on the signature page to this Agreement (the “Holders”). The Holders and the Company may be referred to herein as the “Parties”.

RECITALS

A.	The Company and the Holders entered into a securities purchase agreement dated as of May 14, 2015 (the “SPA”)
B.	The Holders are the record owner of shares of Series B-1 preferred stock in Company (the “Preferred Stock”) as set forth in the Company records;
C.	The Holders are also the record owners of a warrant (the “Warrant”) granting each Holder rights to purchase Company common stock (the “Common Stock”);
D.

Concurrent with the execution of this Agreement, the Company is entering into that certain Investment Agreement (the “Investment Agreement”) with Digital Entertainment Holdings LLC, a Delaware limited liability company (the “Investor”) whereby the Investor will extend a senior secured loan to the Company (the “Senior Secured Loan”) and the Company will issue to the Investor a warrant granting the Investor rights to convert the Senior Secured Loan into Common Stock; and

E.

In connection with entering into the Investment Agreement, the Company has requested that the Holders (i) consent to certain amendments to the SPA; (ii) agree to exchange its Preferred Stock for new preferred stock; and (iii) agree to exchange its Warrant for a new warrant.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Amendment to SPA. The Holders hereby consent to the amendment of the SPA as set forth in the amendment to securities purchase agreement attached hereto as Exhibit A (the “SPA Amendment”).

2.Exchange of Preferred Stock. The Holders hereby agree to exchange their Preferred Stock for the same number of shares of new preferred stock on the terms set forth in the certificate of designation attached hereto as Exhibit B (the “New Preferred Certificate”).  In order to facilitate such exchange, the Holders herewith delivers their certificates for Preferred Stock to the Company to be held in trust pending the closing pursuant to the Investment Agreement (the “Closing”), and upon the Closing, the Company shall cancel the certificates for Preferred Stock and execute and deliver certificates for the new preferred stock to the Holders. If the Closing does not occur on or before December 31, 2016, Company promptly thereafter shall return the certificates for the Preferred Stock to the Holders.

3.Exchange of Warrant. The Holders hereby agree to exchange their Warrants for new warrants to purchase the same number of shares as their Warrants (as adjusted for the reverse split effected on June 24, 2016), with the new warrant  containing the terms set forth in the form of warrant attached hereto as Exhibit C (“New Warrants”).  In order to facilitate such exchange, the Holders herewith delivers their Warrants to the Company to be held in trust pending the closing pursuant to the Investment Agreement

(the “Closing”), and upon the Closing, the Company shall cancel the Warrants and execute and deliver such New Warrants to the Holders. If the Closing does not occur on or before December 31, 2016, Company promptly thereafter shall return the Warrants to the Holders.

4.Conditions.  The Parties specify the following conditions to the effectiveness of the SPA Amendment, the exchange of the Preferred Stock for the new preferred stock and the exchange of the Warrants for the New Warrants.

(a)Execution and Delivery of this Agreement. The Company and holders of a majority of the Preferred Stock shall have executed and delivered an agreement substantially the same as this Agreement.

(b)Execution and Filing of New Preferred Certificate. The Company shall have executed and filed with the Nevada Secretary of State the New Preferred Certificate.

(c)Investment Agreement Closing.  The Closing shall be held concurrently with the closing  under this Agreement.

5.Miscellaneous.

(a)Counterparts. This Agreement may be executed in counterparts by the Parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt by telecopy, facsimile or email transmission of any executed signature page to this Agreement shall constitute effective delivery of such signature page.

(b)Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

(c)Governing Law. The validity of this Agreement, the construction, interpretation, and enforcement hereof, the rights of the parties hereto with respect to all matters arising hereunder or related hereto, and any claims, controversies or disputes arising hereunder or related hereto shall be determined under, governed by, construed and enforced in accordance with the laws of the State of New York.

*Signatures on Next Page*

IN WITNESS WHEREOF, the Parties have executed this Amendment and Exchange Agreement as of the Execution Date set forth above.

COMPANY

RLJ ENTERTAINMENT, INC.,

By:/s/ MIGUEL PENELLA
Name: Miguel Penella
Title: Chief Executive Officer

HOLDER

FORRESTAL, LLC

JH PARTNERS EVERGREEN FUND LP

JH INVESTMENT PARTNERS LP

JHP GP III FUND LLC

By: JH Evergreen Management, general partner

By: /s/ STEPHEN BAUS
Name: Stephen Baus
Title: Manager

[signature page to AMENDMENT and EXCHANGE agreement]

EXHIBIT A

SPA Amendment

EXHIBIT B

New Preferred Certificate

EXHIBIT C

New Warrant